FOURTH AMENDMENT TO CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into this 8th day of February, 2005, by and among REMINGTON ARMS COMPANY, INC., a Delaware corporation (“Remington”); RA FACTORS, INC., a Delaware corporation (“Factors”; together with Remington, the “Borrowers” and individually a “Borrower”); WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with an office at 191 Peachtree Street, Atlanta, Georgia 30303, in its capacity as administrative and collateral agent (together with its successors on such capacity, “Agent”) for various financial institutions (“Lenders”), and Lenders.

Recitals:

        Agent, Lenders and Borrowers are parties to a certain Credit Agreement dated January 24, 2003, as amended in the First Amendment to Credit Agreement dated June 30, 2003, the Second Amendment to Credit Agreement dated October 31, 2003 and the Third Amendment to Credit Agreement dated February 9, 2004 (as at any time amended, the “Credit Agreement”), pursuant to which Lenders have made certain revolving credit loans to Borrowers.

        Borrowers have delivered to Agent written notice, in accordance with Section 2.1.6 of the Credit Agreement, that Revolver Commitments are to be reduced from $125,000,000 to $101,000,000, effective February 8, 2005.

        The parties desire to amend the Credit Agreement as hereinafter set forth.

        NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    1.        Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

    2.        Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

    (a)        by deleting the definitions of “Amortizing Equipment Formula Amount,” “Commitment Reduction Date” and “Eligible Equipment” in their entireties in Section 1.1 of the Credit Agreement.

    (b)        by deleting the definitions of “Accounts Formula Amount,” “Appraisal,” “Consolidated Fixed Charges,” “Formula Amount,” “Inventory Formula Amount,” and “Minimum Availability Condition” in their entireties in Section 1.1 of the Credit Agreement and by substituting the following new definitions in lieu thereof:

Accounts Formula Amount — on any date of determination thereof, an amount equal to the sum of the (i) Applicable Accounts Percentage multiplied by the net amount of all Eligible Accounts on such date other than Eligible Dated Accounts and the Eligible Canadian Accounts; (ii) the Applicable Accounts Percentage multiplied by the net amount of all Eligible Dated Accounts on such date, and (iii) the Applicable Accounts Percentage multiplied by the net amount of all Eligible Canadian Accounts; provided, that the amount of Loans attributable to Eligible Canadian Accounts shall at no time be greater than $4,000,000. For purposes hereof, the phrase “net amount” shall mean, with respect to any Account on any date, the amount of such Account as shown on the invoice evidencing same less any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by the Account Debtor, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

Appraisal – an appraisal of the Net Orderly Liquidation Value of the Inventory of Remington that is (i) performed by an appraiser selected by Agent, (ii) except as otherwise provided below is obtained not less frequently than annually, and (iii) is in form, scope and substance satisfactory to Agent; provided, however, that for so long as Inventory Reliance is less than twenty percent (20%), and no Default or Event of Default exists, no such Appraisal shall be required but may be requested by Remington in its sole discretion.

Consolidated Fixed Charges – for any period, the sum of the following during such period, calculated on a Consolidated basis and without duplication: (i) Consolidated Interest Expense, plus (ii) scheduled principal payments of any long-term Debt coming due in the next period of equal length, plus (iii) payments made with respect to Capitalized Lease Obligations.

Formula Amount – on any date of determination thereof, an amount equal (i) to the sum of the Inventory Formula Amount and the Accounts Formula Amount on such date, minus (ii) the Availability Reserve on such date.

Inventory Formula Amount – on any date of determination thereof, an amount equal to the least of (i) $50,500,000, (ii) the sum derived by multiplying the Applicable Inventory Percentage by the Value of Eligible Inventory consisting of Finished Goods and the Applicable Inventory Percentage by the Value of Eligible Inventory consisting of Raw Materials, or (iii) the Appraised NOLV as of such date.

Minimum Availability Condition — on any date of determination, Availability of not less than the amount applicable on such date as determined in accordance with the following table:

	If the date of determination occurs:	And the date of determination is on or after February 8, 2005, then Availability shall be not less than:

A	During a single period of not more than 60 consecutive days during each Seasonal Testing Period	$10,000,000

B	Other than during the Seasonal Testing Period for any period of not more than five (5) consecutive Domestic Business Days no more frequently than once in each Fiscal Quarter	$15,000,000

C	At any date other than a date described in A or B, above	$20,000,000

    (c)        by deleting clause (viii) of the definition of “Eligible Account” in Section 1.1 of the Credit Agreement and by substituting the following new clause (viii) in lieu thereof:

(viii)	it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, Canada or Puerto Rico, unless the sale is backed by an irrevocable letter of credit that is issued or confirmed by a bank acceptable to Agent that is in form and substance acceptable to Agent and payable in the full amount of the Account in freely convertible U.S. Dollars at a place of payment within the United States, and, if requested by Agent, such letter of credit, or amounts payable thereunder, is collaterally assigned to Agent;

    (d)        by inserting the following new definitions in proper alphabetical sequence in Section 1.1 of the Credit Agreement:

Eligible Canadian Account – an Eligible Account that arises from a sale to an Account Debtor with its principal office, assets or place of business in Canada.

Inventory Reliance – on any date of determination thereof, the percentage, as determined by Agent, calculated by dividing (i) the sum, without duplication, of the total principal amount of outstanding Loans plus the total outstanding LC Obligations minus the Accounts Formula Amount by (ii) the Inventory Formula Amount; provided that, if the difference between (A) the sum, without duplication, of the total principal amount of the Loans plus total outstanding LC Obligations and (B) the Accounts Formula Amount is less than zero, Inventory Reliance shall be 0%.

    (e)        by deleting Section 8.5 of the Credit Agreement in its entirety and substituting the following in lieu thereof:

8.5 Borrowing Base Certificates. Borrowers shall deliver to Agent a Borrowing Base Certificate each month, on the 15th day of such month, in which the Borrowing Base shall be calculated as of the last day of the immediately preceding month (each a “Monthly Borrowing Base Certificate”); provided, however, that (i) if on any date Availability (as reflected in a Borrowing Base Certificate or as independently determined by Agent) is less than $30,000,000, then Agent may also require Borrowers to deliver a Borrowing Base Certificate on or before the third Domestic Business Day of each week, in which the Borrowing Base shall be calculated as of the last day of the immediately preceding week (each a “Weekly Borrowing Base Certificate”); and (ii) if on any date Availability is less than $8,000,000 or the aggregate amount of outstanding Revolver Loans exceeds the Formula Amount as shown on the last Borrowing Base Certificate or as otherwise calculated by Agent, then, without limiting any other right or remedy of Agent or Lenders hereunder as a consequence of any such Out-of-Formula Condition, Agent may also require Borrowers to deliver to Agent a Borrowing Base Certificate on each Domestic Business Day (each a “Daily Borrowing Base Certificate”); and provided further, however, that, if Agent shall require Borrowers to submit Borrowing Base Certificates more frequently than once a month, the calculations shown in each Daily Borrowing Base Certificate or Weekly Borrowing Base Certificate, as applicable, need show only changes in the Accounts and the components of the Accounts (for the avoidance of doubt the other components of the Borrowing Base shall be adjusted at the time of and reflected on each subsequent Monthly Borrowing Base Certificate). All calculations of Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrowers and certified to Agent, provided that Agent shall have the right to review and adjust, in the exercise of its credit judgment, any such calculation (A) to reflect its reasonable estimate of any decline in value of Collateral described therein, (B) to the extent that such calculation is not made by Borrowers in accordance with this Agreement, and (C) to the extent that such calculation does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Agent prior to such date, as such Borrowing Base Certificate may be adjusted by Agent as herein authorized. With the delivery of each Borrowing Base Certificate, Borrower shall deliver to Agent a report of Inventory Reliance covered by the period of the Borrowing Base Certificate, in form and substance satisfactory to Agent.

    3.        Consent to Purchase New Senior Notes. Pursuant to that certain letter agreement dated September 8, 2004 (the “Consent Letter”), among Borrowers, Agent and Lenders, Agent and Lenders consented to the request of the Borrowers and Guarantor that Agent and Lenders consent to one or more Restricted Payments by Borrowers in an aggregate amount of up to $5,000,000 to purchase New Senior Notes on or before December 31, 2004. Borrowers and Guarantor have requested that Agent and Lenders extend the date before which the purchase shall be made from December 31, 2004, to on or before December 31, 2005. Agent and Lenders hereby consent to such extension and agree that, for purposes of calculating the limitation on Restricted Payments contained in Section 10.2.7(b)(vi) of the Credit Agreement, the amount of the Notes Repurchase (as defined in the Consent Letter) shall, from and after the date of the Consent Letter, be deemed to be zero.

    4.        Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Credit Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Credit Documents.

    5.        Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement and the other Credit Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, except as the enforceability thereof may be limited by laws relating to Insolvency Proceedings or other similar laws of general application affecting the enforcement of creditors’ rights generally or by general equitable principles; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); the Liens granted by each Borrower in favor of Agent are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of the Credit Documents to have priority over the Liens of Agent; and, as of the close of business on February 4, 2005, the unpaid principal amount of the Revolver Loans totaled $27,400,000, and the face amount of outstanding Letters of Credit totaled $4,876,000.

    6.        Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by each Borrower in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Amendment (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date).

    7.        Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof and the consent contained in Section 3 hereof is subject to Agent’s receipt of this Amendment, duly executed by Borrowers, each Guarantor and each Lender, in form and substance satisfactory to Agent and Lenders, on or before February 8, 2005.

    8.        Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

    9.        Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

    10.        Expenses of Agent and Lenders. Each Borrower agrees to pay, on demand, all reasonable costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Credit Documents executed pursuant hereto, including, without limitation, the reasonable costs and fees of Agent’s and Lenders’ legal counsel.

    11.        Effectiveness; Governing Law. This Amendment shall be effective upon execution and delivery by Borrowers and acceptance by Agent and the Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law).

    12.        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    13.        No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Credit Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

    14.        Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

    15.        Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

    16.        Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

    17.        Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, that are known to either Borrower as of the date of this Amendment, or that either Borrower should have reasonably known, arising under or in connection with any of the Credit Documents. Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.

    18.        Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

REMINGTON ARMS COMPANY, INC. ("Borrower")
/s/ MARK A. LITTLE Title: Executive VP, CFO, and CAO

RA FACTORS, INC. ("Borrower")
/s/ MARK A. LITTLE Title: President and Director

        [Signatures continued on next page]

WACHOVIA BANK, NATIONAL ASSOCIATION , as Agent and Lender
/s/ BRUCE RHODES Title: Director

FLEET CAPITAL CORPORATION , as Lender
/s/ SUZANNE COZINE Title: Vice President

NATIONAL CITY BUSINESS CREDIT, INC. (formerly known as NATIONAL CITY COMMERCIAL FINANCE, INC.), as Lender
/s/ WILLIAM E. WELSH, JR. Title: Senior Associate

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender
/s/ STEPHEN J. GORCZYNSKI Title: First Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender
/s/ TIMOTHY P. McDEVITT Title: Vice President

        [Consent and Reaffirmation by Guarantor appears on next page]

CONSENT AND REAFFIRMATION

        The undersigned guarantor of the Obligations of Borrowers at any time owing to Agent and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Fourth Amendment to Credit Agreement; (ii) consents to each Borrower’s execution and delivery thereof; and (iii) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Fourth Amendment to Credit Agreement.

RA BRANDS, L.L.C.
/s/ MARK A. LITTLE Title: Vice President and Director